                                                                       EXHIBIT 1


                           BANK OF BOSTON CORPORATION

                              Floating Rate Notes


                                TERMS AGREEMENT
                                ---------------
                                                           Dated:  June 15, 1994

To:  Bank of Boston Corporation
     100 Federal Street
     Boston, Massachusetts  02110

Re:  Underwriting Agreement dated June 15, 1994

Dear Sirs:

        We (the "Underwriters") understand that Bank of Boston Corporation, a Massachusetts corporation (the "Company"), proposes to issue and sell $100,000,000 aggregate principal amount of its senior debt securities (the "Debt Securities"). This Agreement is the Terms Agreement referred to in the underwriting agreement dated June 15, 1994 (the "Underwriting Agreement"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the respective amounts of Debt Securities set forth on Annex A hereto.


                                Debt Securities

Title of Debt Securities:   Floating Rate Notes Due June 1996

Principal amount to be issued:   $100,000,000

Senior or Subordinated:   Senior

Currency:   U.S. Dollars

Current ratings:   Standard & Poor's Corporation:  BBB+
                   Moody's Investors Services, Inc.:  Baa1
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                                     - 2 -

Interest rate or formula:   Three-month LIBOR plus 27 basis points (.27%),
                            reset quarterly

Interest payment dates:   March 20, June 20, September 20 and December 20 of
                          each year, commencing on September 20, 1994

Date of maturity:   June 20, 1996

Redemption provisions:   None

Sinking fund requirements:   None

Initial public offering price:   100% of the principal amount, plus accrued
                                 interest, if any, from June 20, 1994

Purchase price:   99.75% of the principal amount, plus accrued interest, if
                  any, from June 20, 1994 (payable in same day funds)

Listing requirement:   None

Conversion provisions:   None

Exchange provisions:   None

Closing date and location:   June 20, 1994 in Boston, MA

Additional representations, if any:   None

Lock-up provisions:   The Company may not issue, without the consent of the
                      Underwriters, any other senior debt securities between the date hereof and the Closing Date

Number of Option Securities, if any:   None

Other terms and conditions:   None
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                                     - 3 -

        Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of the Debt Securities set forth opposite its name.

        This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.

        If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement among the Underwriters named herein and the Company in accordance with its terms and the terms of the Underwriting Agreement.


                             Very truly yours,

                             Merrill Lynch, Pierce, Fenner & Smith
                                      Incorporated
                             Donaldson, Lufkin & Jenrette Securities Corporation Goldman, Sachs & Co.

                             By: Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated


                             By: /s/ PATRICIA VERRILLI
                                 -----------------------
                                 Patricia Verrilli
                                 Director


Confirmed and accepted as of
the date first above written:

BANK OF BOSTON CORPORATION

By: /s/ BRADFORD H. WARNER
    --------------------------
    Bradford H. Warner
    Group Executive, Treasury
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
                                    Annex A


                                                     Aggregate Principal
Name of Underwriter                                Amount of Debt Securities
- - - -------------------                                -------------------------
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated                                    $ 33,400,000
Donaldson, Lufkin & Jenrette Securities Corporation       33,300,000
Goldman, Sachs & Co.                                      33,300,000
                                                        ------------
        Total......................................     $100,000,000